UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 30, 2008

PILGRIM'S PRIDE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

                    Delaware                                                    1-9273                                                     75-1285071
                       (State or Other Jurisdiction                                 (Commission                                              (IRS Employer
                            of Incorporation)                                                   File Number)                                              Identification No.)

            4845 US Highway 271 N.
                  Pittsburg, Texas                                                                      75686-0093
             (Address of Principal Executive Offices)                                                  (ZIP Code)

Registrant's telephone number, including area code:  (903) 434-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information provided in Item 1.03 of this Current Report on Form 8-K regarding the DIP Credit Agreement (as such term is defined below) is incorporated by reference into this Item 1.01.

Item 1.02. Termination of a Material Definitive Agreement.

On December 3, 2008, the Amended and Restated Receivables Purchase Agreement dated as of September 26, 2008, among the Company, as servicer, Pilgrim's Pride Funding Corporation, as seller, BMO Capital Markets Corp., as administrator, and the purchasers party thereto (as amended, the "Receivables Securitization Agreement") was terminated as described under Item 1.03 of this Current Report on Form 8-K, which is incorporated by reference into this Item 1.02.

Item 1.03. Bankruptcy or Receivership.

On December 1, 2008, Pilgrim's Pride Corporation (the "Company") and certain of its subsidiaries (the "Subsidiaries") filed voluntary petitions for reorganization relief under Chapter 11 of the United States Bankruptcy Code ("Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division ("Bankruptcy Court").  The Company and the Subsidiaries will continue to manage their properties and operate their businesses as "debtors-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.  The Subsidiaries consist of PPC Transportation Company, PFS Distribution Company, PPC Marketing, Ltd., and Pilgrim's Pride Corporation of West Virginia, Inc. (collectively, the "U.S. Subsidiaries"), and To-Ricos, Ltd. and To-Ricos Distribution, Ltd.  A copy of the press release, dated December 1, 2008, announcing the bankruptcy filing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On December 2, 2008, the Bankruptcy Court granted interim approval authorizing the Company and the Subsidiaries organized in the United States to enter into that certain Post-Petition Credit Agreement among the Company, as borrower, the U.S. Subsidiaries, as guarantors, Bank of Montreal, as agent (the "DIP Agent"), and the lenders party thereto (the "DIP Credit Agreement").  On December 2, 2008, the Company and the U.S. Subsidiaries entered into the DIP Credit Agreement, subject to final approval of the Bankruptcy Court.

The DIP Credit Agreement provides for an aggregate commitment of up to $450 million, which permits borrowings on a revolving basis.  The Company received interim approval to access $365 million of the commitment pending issuance of the final order by the Bankruptcy Court.  The commitment includes a $25 million sub-limit for swingline loans and a $20 million sub-limit for standby letters of credit.  Outstanding borrowings under the DIP Credit Agreement will bear interest at a per annum rate equal to 8.0% plus the greatest of (i) the prime rate as established by the DIP Agent from time to time, (ii) the average federal funds rate plus 0.5%, or (iii) the LIBOR rate plus 1.0%, payable monthly.  The loans under the DIP Credit Agreement were used to repurchase all receivables sold under the Receivables Securitization Agreement and may be used to fund the working capital requirements of the Company and its subsidiaries according to a budget as approved by the required lenders under the DIP Credit Agreement. On December 3, 2008, the Receivables Securitization Agreement was terminated and all receivables thereunder were repurchased with proceeds of borrowings under the DIP Credit Agreement.

Actual borrowings by the Company under the DIP Credit Agreement are subject to a borrowing base, which is a formula based on certain eligible inventory and eligible receivables.  The borrowing base formula is reduced by pre-petition obligations under the Fourth Amended and Restated Secured Credit Agreement dated as of February 8, 2007, among the Company and certain of its subsidiaries, Bank of Montreal, as administrative agent, and the lenders parties thereto, as amended (the "BMO Credit Agreement"), administrative and professional expenses incurred in connection with the proceedings, and the amount owed by the Company and the Subsidiaries to any person on account of the purchase price of agricultural products or services (including poultry and livestock) if that person is entitled to any grower's or producer's lien or other security arrangement.  The borrowing base is also limited to 2.22 times the formula amount of total eligible receivables.  The DIP Credit Agreement provides for certain financial and other covenants, various representations and warranties, and events of default that are customary for transactions of this nature.

The principal amount of outstanding loans under the DIP Credit Agreement, together with accrued and unpaid interest thereon, are payable in full at maturity on December 1, 2009, subject to extension for an additional six months with the approval of all lenders thereunder.  All obligations under the DIP Credit Agreement are unconditionally guaranteed by the U.S. Subsidiaries and are secured by a first priority priming lien on substantially all of the assets of the Company and the U.S. Subsidiaries, subject to specified permitted liens in the DIP Credit Agreement.

On November 30, 2008, the Company and certain non-debtor Mexico subsidiaries of the Company (the "Mexico Subsidiaries") entered into a Waiver Agreement and Second Amendment to Credit Agreement (the "Waiver Agreement") with ING Capital LLC, as agent (the "Mexico Agent"), and the lenders signatory thereto (the "Mexico Lenders").  Under the Waiver Agreement, the Mexico Agent and the Mexico Lenders waived any default or event of default under the Credit Agreement dated as of September 25, 2006, by and among the Company, the Mexico Subsidiaries, the Mexico Agent and the Mexico Lenders, the administrative agent, and the lenders parties thereto (the "ING Credit Agreement"), resulting from the Company's filing of its bankruptcy petition with the Bankruptcy Court.  Pursuant to the Waiver Agreement, outstanding amounts under the ING Credit Agreement now bear interest at a rate per annum equal to: (i) the LIBOR Rate, (ii) the Base Rate, or (iii) the TIIE Rate, as applicable, plus the Applicable Margin (as those terms are defined in the ING Credit Agreement). While the Company is operating under its petitions for reorganization relief, the Waiver Agreement provides for an Applicable Margin for LIBOR loans, Base Rate loans, and TIIE loans of 6.0%, 4.0%, and 5.8%, respectively.  The Waiver Agreement further amended the ING Credit Agreement to require the Company to make a mandatory prepayment of the revolving loans, in an aggregate amount equal to 100% of the net cash proceeds received by any Mexico Subsidiary, as applicable, in excess of thresholds specified in the ING Credit Agreement (i) from the occurrence of certain asset sales by the Mexico Subsidiaries; (ii) from the occurrence of any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceedings of, any property or asset of any Mexico Subsidiary; or (iii) from the incurrence of certain indebtedness by a Mexico Subsidiary.  Any such mandatory prepayments will permanently reduce the amount of the commitment under the ING Credit Agreement.  In connection with the Waiver Agreement, the Mexico Subsidiaries pledged substantially all of their receivables, inventory, and equipment and certain fixed assets.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.03 of this Current Report on Form 8-K regarding the DIP Credit Agreement is incorporated by reference into this Item 2.03.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On December 1, 2008, the Company and the Subsidiaries filed voluntary petitions for reorganization relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court, as described in Item 1.03 of this Current Report on Form 8-K.  The filing of the bankruptcy petitions constituted an event of default under the 2006 Amended and Restated Credit Agreement dated as of September 21, 2006, among the Company, as borrower, CoBank, ACB, as administrative agent, and the lenders party thereto, as amended, and the BMO Credit Agreement (together, the "Prior Credit Agreements").  The total principal amount of the obligations under the Prior Credit Agreements was $1,437,193,843 as of December 1, 2008.  As a result of such event of default, all obligations under the Prior Credit Agreements became automatically and immediately due and payable, subject to an automatic stay of any action to collect, assert, or recover a claim against the Company and the application of applicable bankruptcy law.

The filing of the bankruptcy petitions also constituted a termination event under the Receivables Securitization Agreement.  As a condition of the DIP Credit Agreement, all receivables under the Receivables Securitization Agreement were repurchased and the Receivables Securitization Agreement was terminated, as described in Item 1.03 of this Current Report on Form 8-K.

The filing of the bankruptcy petitions also constituted an event of default under the 7 5/8% Senior Notes due 2015, the 8 3/8% Senior Subordinated Notes due 2017 and the 9 1/4% Senior Subordinated Notes due 2013 (collectively, the "Notes").  The total principal amount of the Notes was approximately $657 million as of December 1, 2008.  As a result of such event of default, all obligations under the Notes became automatically and immediately due and payable, subject to an automatic stay of any action to collect, assert, or recover a claim against the Company and the application of applicable bankruptcy law.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 1, 2008, the Company received a notice from the New York Stock Exchange (the "Exchange") that the Exchange had determined that the listing of the Company's common stock should be suspended immediately.  The Exchange noted that it reached this decision in light of the Company's announcement to file a voluntary petition for reorganization relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court, which is described in Item 1.03 of this Current Report on Form 8-K.

The last day that the Company's common stock traded on the Exchange was December 1, 2008.  The Company does not intend to take any further action to appeal the Exchange's decision, and therefore it is expected that the common stock will be delisted after the completion of the Exchange's application to the Securities and Exchange Commission.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit
Number                                                  Description

99.1           Press release dated December 1, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM'S PRIDE CORPORATION

Date:  December 4, 2008                                                           By: /s/ Richard A. Cogdill
           Richard A. Cogdill
           Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit
Number                                                  Description

99.1              Press release dated December 1, 2008